===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            EBT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            EBT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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



                          [LOGO OF EBT INTERNATIONAL]
April 30, 2001

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of eBT International, Inc., a Delaware corporation (the "Company"), to be held at the Company's principal executive offices at 299 Promenade Street, Providence, Rhode Island at 9:00 a.m. on Thursday, May 31, 2001.

  At the Annual Meeting, stockholders will be asked to elect one Class II director, to consider and vote upon a proposal to approve an amendment to the Company's 1993 Stock Purchase Plan, and to ratify the selection of Ernst & Young LLP as the Company's independent auditors.

  It is important that your shares be represented at the Annual Meeting whether or not you are able to attend personally. Please make sure your views are considered by completing, signing and returning the enclosed proxy card promptly.

                                          Sincerely,
                                          /s/ James Ringrose
                                          James Ringrose
                                          Chief Executive Officer

                          [LOGO OF EBT INTERNATIONAL]

                   Notice of Annual Meeting of Stockholders
                                 May 31, 2001

  Notice is hereby given that the Annual Meeting of Stockholders of eBT International, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices at 299 Promenade Street, Providence, Rhode Island at 9:00 a.m. on Thursday, May 31, 2001 to consider and act on the following matters:

    1. Election of one Class II director to serve until the Company's annual meeting of stockholders to be held in 2004 and until his successor is duly elected and qualified;

    2. Approval of an amendment to the Company's 1993 Stock Purchase Plan that would increase the number of shares of the Company's common stock, par value $.01 per share, which are authorized to be issued by the Company under the 1993 Stock Purchase Plan from 700,000 to 1,100,000;

    3. Ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending January 31, 2002; and

    4. Any other matter that may properly come before the meeting or any postponement or adjournment thereof.

  Stockholders of record at the close of business on April 23, 2001 will be entitled to vote at the Annual Meeting of Stockholders and any postponement or adjournment thereof.

                                          By Order of the Board of Directors,


                                          Christopher M. Burns
                                          Secretary

                                          April 30, 2001

                                   IMPORTANT

  Whether or not you plan to attend the meeting in person, you are urged to complete, date and sign the enclosed proxy card and return it promptly in the enclosed reply envelope. This will assure representation of your shares and a quorum for the transaction of business at the meeting. If you attend the meeting, you may, of course, vote your shares in person even though you have sent in your proxy.

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD
                                 MAY 31, 2001

                              GENERAL INFORMATION

Solicitation and Revocation of Proxies

  This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of eBT International, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices at 299 Promenade Street, Providence, Rhode Island at 9:00 a.m. on Thursday, May 31, 2001 and at any postponement or adjournment thereof (the "Meeting"). The solicitation of proxies by mail may be followed by personal solicitation of certain stockholders by officers or employees of the Company. Any stockholder giving a proxy in the form accompanying this proxy statement retains the power to revoke the proxy at any time before it is exercised by delivering a written revocation to the Secretary of the Company, by executing and returning to the Company a proxy bearing a later date or by attending the Meeting and voting his or her shares in person. Any stockholder who attends the Meeting in person will not be deemed thereby to revoke his or her proxy unless the stockholder affirmatively indicates at the Meeting his or her intention to vote the shares in person. This proxy statement and the accompanying proxy card are being mailed on or about May 3, 2001 to stockholders of record as of the close of business on April 23, 2001 (the "Record Date").

  At the Meeting, the stockholders of the Company will vote (i) to elect one Class II director to serve until the Company's fiscal 2004 annual meeting of stockholders and until his successor is duly elected and qualified, (ii) to approve an amendment to the Company's 1993 Stock Purchase Plan (the "1993 Purchase Plan") that would increase the number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), which are authorized to be issued by the Company under the 1993 Purchase Plan from 700,000 to 1,100,000, (iii) to ratify the Board's selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending January 31, 2002, and (iv) to transact such other business as may properly come before the Meeting, as set forth in the preceding Notice of Meeting.

  If any other business is properly presented for action by the stockholders of the Company at the Meeting, shares represented by proxies received by the Board will be voted in accordance with the judgment of the persons named in the proxy. If the enclosed proxy card is properly executed and returned to the Company, all shares represented thereby will be voted as indicated therein. If a proxy is returned without instructions it will be voted FOR the one nominee named herein (Stephen O. Jaeger), FOR the proposal to approve the amendment to the 1993 Purchase Plan, and FOR the ratification of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending January 31, 2002. The expense of solicitation of proxies will be borne by the Company.

  The address of the Company's principal executive offices is 299 Promenade Street, Providence, Rhode Island 02908, USA, and the Company's telephone number is (401) 752-4400.

Voting Securities

  On the Record Date, there were 14,726,758 outstanding shares of Common Stock, which is the only class of stock outstanding and therefore entitled to vote at the Meeting. The holders of such shares will be entitled to cast one vote for each share held of record as of the Record Date. On the Record Date, the closing sales price of the Common Stock on the Nasdaq National Market was $1.83 per share.

  The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of the director. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote is required to approve the amendment to the 1993 Purchase Plan and ratify the selection of Ernst & Young LLP as the Company's independent auditors.

  Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of that matter and also will not be counted as shares voting on that matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

  Abstentions will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the number of shares that are present, or represented, and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention with respect to a matter requiring the vote of a certain percentage of the shares present, or represented, and entitled to vote has the same effect as a vote against such matter. Broker non-votes will not be considered as present and entitled to vote with respect to such matter and will thus have no effect on the voting on such matter.

Other Matters

  The Board knows of no business that will be presented for consideration at the Meeting other than as shown above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies in respect of any such business in accordance with their best judgement. Proxies solicited by the Board confer discretionary authority to vote on any matter to come before the Meeting with respect to which the Company did not receive notice prior to March 19, 2001.

  The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail by having officers and regular employees of the Company, without additional compensation, use their personal efforts to obtain proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send this proxy material to, and obtain proxies from, the beneficial owners and will reimburse the record holders for their reasonable expenses in doing so.

                              SECURITY OWNERSHIP

Five Percent Beneficial Owners

  The following table sets forth information relating to the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of the Company's Common Stock as of the Record Date:

                                         Amount and Nature of     Percent of
Name and Address of Beneficial Owner   Beneficial Ownership (1) Common Stock(2)
------------------------------------   ------------------------ ---------------
Dawson Giammalva Capital Management,
 Inc.................................         1,551,900              10.54%
 354 Pequot Avenue
 Southport, CT 06490

Dimensional Fund Advisors Inc.(3)....         1,062,300               7.21%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

Farhad Fred Ebrahimi(4)..............           768,900               5.22%
 8821 Experimental Farm Road
 Cheyenne, WY 82009-8814

Ironwood Capital Management, LLC(5)..         1,093,450               7.42%
 21 Custom House Street
 Boston, MA 02109

--------
(1) Unless otherwise noted, the nature of beneficial ownership is sole voting and investment power. The information herein is based on reports of beneficial ownership on Schedules 13D and 13G delivered to the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) Percentage based upon 14,726,758 shares of the Common Stock of the Company outstanding as of April 23, 2001.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds. All securities reported in this table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4) The members of the Ebrahimi family share power to vote the 768,900 shares. The members of the Ebrahimi family have dispositive power over the total number of shares as follows: Farhad Fred Ebrahimi has shared dispositive power with Farhad Alexander Ebrahimi over 100,000 shares, shared dispositive power with Mary Wilkie Ebrahimi over 544,900 shares, and shared dispositive power with Farah Alexandra Ebrahimi over 124,000. Mary Wilkie Ebrahimi has shared dispositive power with Farhad Fred Ebrahimi over 544,900 shares. Farad Alexander Ebrahimi has shared dispositive power with Farad Fred Ebrahimi over 100,000 shares. Farah Alexandra Ebrahimi has shared dispositive power with Farhad Fred Ebrahimi over 124,000.

(5) Ironwood Capital Management, LLC ("Ironwood") shares beneficial ownership over the shares with Warren J. Isabelle ("Isabelle"), Richard L. Droster ("Droster") and Donald Collins ("Collins"). Ironwood, Isabelle, Droster and Collins share voting power over 554,550 shares and dispositive power over 1,093,450 shares.

Management's Stock Ownership

  The following table sets forth information relating to the beneficial ownership of Common Stock, as of the Record Date, by (i) each director of the Company, (ii) the Named Executive Officers (as defined herein), and (iii) the directors and executive officers of the Company as a group.

                                          Amount and Nature of     Percent of
Name of Beneficial Owner                 Beneficial Ownership(1) Common Stock(2)
------------------------                 ----------------------- ---------------
William L. Bodem(3)....................              --                  *
Christopher M. Burns...................           48,648                 *
Samuel H. Fuller.......................           45,250                 *
Stephen O. Jaeger......................          124,334                 *
Joanna T. Lau..........................           58,250                 *
Jonathan P. Levitt(4)..................           21,042                 *
James Ringrose.........................          101,201                 *
William C. Stone.......................           25,000                 *
Edward Terino..........................           28,700                 *
All directors and executive officers as
 a group
 (9 persons)...........................          452,425               3.1%

--------
(*) Less than 1%.

(1) Includes shares over which the directors, the Named Executive Officers and all directors and executive officers as a group are deemed to beneficially own by reason of options granted to them which will be exercisable within 60 days of the Record Date, as follows: Samuel H. Fuller--41,250; Joanna
    T. Lau--56,250; Edward Terino--17,500; Stephen O. Jaeger--115,001; James Ringrose--50,001; Jonathan P. Levitt--21,042; Christopher M. Burns-- 23,593; William L. Bodem--0; William C. Stone--0; and all directors and executive officers as a group--324,637.
(2) Percentage based upon 14,726,758 shares of the Common Stock of the Company outstanding as of April 23, 2001.
(3) Mr. Bodem resigned as Vice President, Worldwide Services of the Company as of December 1, 2000.
(4) Mr. Levitt resigned as Vice President, General Counsel and Secretary of the Company as of February 1, 2001.

                         ITEM 1. ELECTION OF DIRECTORS

  The Company has a classified Board of Directors currently consisting of two Class I directors, one Class II director and one Class III director. The Class I, Class II and Class III directors are elected to serve until the annual meetings of stockholders to be held in 2003, 2004 and 2002, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect as director Stephen O. Jaeger, the Class II director nominee, unless the proxy is marked otherwise. Mr. Jaeger is currently a director of the Company and serves as the Chairman of the Board. The Class II director will be elected to hold office until the annual meeting of stockholders to be held in 2004 and until his successor is duly elected and qualified. Mr. Jaeger has indicated his willingness to serve, if elected; however, if he should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors acts to reduce the number of directors.

  On December 2, 1999, John Guttag resigned from his position as a Class II director and Kirby A. Mansfield was duly elected by the Board of Directors on that date to serve as a Class II director until the Annual Meeting of Stockholders to be held in 2001. Mr. Mansfield resigned as a director of the Company on April 11, 2000.

  The Class I directors formerly included William J. Wisneski. Mr. Wisneski retired as a Class I director of the Company as of May 31, 2000. Joseph A. Baute retired as a Class III director of the Company as of May 31, 2000.

  For each member of the Board of Directors, including Stephen O. Jaeger, the nominee for election as a Class II director, there follows information given by each concerning his or her principal occupation and business experience for the past five years, the names of other publicly-held companies of which he or she serves as a director, his or her age and his or her length of service as a director of the Company.

 Incumbent Class I Directors
 (Terms Expiring at the Annual
 Meeting to be held in 2003)   Age             Principal Occupation
-------------------------------------------------------------------------------

 Samuel H. Fuller............   54 Dr. Fuller has been a director of the
                                   Company since May 1996. Dr. Fuller is
                                   currently Vice President, Research and
                                   Development, Analog Devices, Inc. Prior to
                                   joining Analog Devices, Inc. in February
                                   1998, Dr. Fuller served as Vice President,
                                   Corporate Technology Strategy and Chief
                                   Scientist for Digital Equipment Corporation
                                   from January 1996 until January 1998. Dr.
                                   Fuller held various other positions with
                                   Digital Equipment Corporation since 1978,
                                   and served as its Vice President of Research
                                   from 1983 to January 1996. Dr. Fuller is
                                   also a director of Zaiq Technologies, Inc.
                                   and Corporation for National Research
                                   Initiatives.

 Edward Terino...............   47 Mr. Terino has been a director of the
                                   Company since September 1999. Mr. Terino has
                                   been the Chief Financial Officer at Applix,
                                   Inc. since April 1999. Prior to joining
                                   Applix, Inc., Mr. Terino served as Chief
                                   Financial Officer for Celerity Solutions,
                                   Inc. from November 1996 through March 1999.
                                   From July 1995 through November 1996, Mr.
                                   Terino served as Vice President, Finance
                                   Planning and Operations for the Educational
                                   Publishing Division of Houghton Mifflin
                                   Company. Mr. Terino is also a director of
                                   Celerity Solutions, Inc.

 Nominee for Election as
 Class II Director
 (Term Expiring at the Annual
 Meeting
 to be held in 2004)           Age             Principal Occupation
-------------------------------------------------------------------------------

 Stephen O. Jaeger...........   56 Mr. Jaeger served as Chief Executive Officer
                                   of the Company from the end of March 1999 to
                                   April 11, 2000, and has been a director of
                                   the Company since its inception in November
                                   1993. In mid-March 1999, Mr. Jaeger was
                                   elected Chairman of the Board of Directors
                                   and continues to serve in that capacity.
                                   After serving as an independent consultant,
                                   Mr. Jaeger joined privately-held PharmaCom
                                   Group, Inc. in February 1999 as a principal,
                                   director and officer. From December 1997 to
                                   October 1998, Mr. Jaeger was Executive Vice
                                   President and Chief Financial Officer and a
                                   director at Clinical Communications Group,
                                   Inc. From March 1995 until September 1997,
                                   Mr. Jaeger served as Vice President and
                                   Chief Financial Officer and Treasurer of The
                                   Perkin-Elmer Corporation. Mr. Jaeger was
                                   Chief Financial Officer of Houghton Mifflin
                                   from 1988 until March 1995. Mr. Jaeger is
                                   also a director of Strategic Diagnostics,
                                   Inc.

 Incumbent Class III Director
 (Term Expiring at the Annual
 Meeting to be held in 2002)   Age             Principal Occupation
-------------------------------------------------------------------------------
 Joanna T. Lau...............   42 Ms. Lau has been a director of the Company
                                   since March 1994. Ms. Lau has been President
                                   and Chairman of the Board of Lau
                                   Technologies, Inc., which provides
                                   manufacturing services for electronic
                                   systems and produces digitized imaging
                                   identification systems, since March 1990.
                                   Ms. Lau held various management positions
                                   with Digital Equipment Corporation and
                                   General Electric Company from 1981 until
                                   1990.

  The Board of Directors met 12 times during the fiscal year ended January 31, 2001. In 1999, the Board of Directors adopted the Company's Corporate Governance Guidelines and Procedures. These guidelines and procedures mandate the rules governing Board composition and selection, roles, independence, relationship with management, mandatory retirement at age 72, term of service and annual review.

Committees of the Board of Directors

  The Board of Directors currently has two standing committees: the Compensation Committee and the Audit Committee.

 The Compensation Committee

  The duties of the Compensation Committee are to oversee the compensation and benefit programs and policies for the Company, to make recommendations to the Board of Directors regarding the granting of stock options and other equity incentive compensation and to determine the compensation of the directors and executive officers of the Company. The Compensation Committee met four times during the fiscal year ended January 31, 2001. The members of the Compensation Committee are Ms. Lau, Chairman, and Mr. Terino. The Report of the Compensation Committee is set forth below under the caption "Executive Compensation".

 The Audit Committee

  The duty of the Audit Committee, which is composed entirely of independent directors, is to review the integrity of the Company's financial statements, including quarterly financial statements. The Company's accounting staff and its independent auditors have direct access to the Audit Committee. The Audit Committee also reviews the qualifications of the Company's independent auditors and makes recommendations to the Board of Directors regarding the selection of the independent auditors, the scope of their audit and other services and their fees. The Audit Committee is empowered to investigate any matter concerning the integrity of reported facts, figures, ethical conduct and appropriate disclosure. The Audit Committee met seven times during the fiscal year ended January 31, 2001. The current members of the Audit Committee are Mr. Terino, Chairman, Dr. Fuller and Ms. Lau. The Audit Committee adopted a charter in April 2000. The charter sets out in detail the roles and responsibilities of the Audit Committee and requires that the charter be reviewed and reassessed annually by the Committee and submitted annually to the Board of Directors for approval.

                         Report of the Audit Committee

  The Audit Committee of the Board of Directors is appointed by the Board and consists of three independent directors. On behalf of the Board, the Audit Committee oversees the Company's financial reporting process and the Company's system of internal accounting and financial controls. Management is vested with the primary responsibility for the development and maintenance of the Company's financial statements, financial reporting process and system of internal controls. In order to effectively discharge its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside legal counsel, auditors or other experts for this purpose.

  In fulfilling its oversight responsibilities for the fiscal year ended January 31, 2001, the Audit Committee reviewed the financial statements published in the Annual Report with management by examining and discussing the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditor, with and without management present, to discuss the result of their examination, their evaluation of the Company's internal controls and the overall quality for the Company's financial reporting.

  The Company's independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. Their opinion, titled "Report of Ernst & Young LLP, Independent Auditors" may be found in the Company's Annual Report on Form 10-K which the Company files each year with the Securities and Exchange Commission. The Audit Committee reviewed with the independent auditors their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Additionally, the Audit Committee discussed with the independent auditors the auditors' independence from management and from the Company including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee has considered that the provision of the non-audit services is compatible with maintaining Ernst & Young LLP's independence.

  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report for the fiscal year ended January 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ended January 31, 2002, subject to stockholder ratification.

                                          Edward Terino, Chairman
                                          Samuel H. Fuller, Member
                                          Joanna T. Lau, Member

Independent Auditor Fees

  Audit Fees. The Company paid fees to Ernst & Young LLP for the fiscal year 2001 annual audit of $187,000.

  All Other Fees. In addition, all other fees paid by the Company during fiscal year 2001 to Ernst & Young LLP totaled $211,000 and consisted of $54,000 for audit related services and $157,000 for non-audit services. Audit related services generally include fees for employee benefit audits, statutory audits and certain SEC filings. Non-audit services generally include tax consulting and compliance services.

Directors' Compensation

  Each director who is not an employee of the Company receives $2,500 per quarter for Board and committee meetings held during the quarter, up to a maximum of $10,000 per year (subject to adjustment by the Board in the event that the number of meetings in the year is extraordinary). On June 1, 2000 the shareholders approved amendments to the 1996 Non-employee Director Plan. The amendments (a) reduced the initial option grant to new non-employee directors from 20,000 to 7,500 with immediate vesting, (b) increased the number of options to be granted annually to non-employee directors from 5,000 to 7,500 with immediate vesting, (c) set the date of January 27 as the date upon which the annual option grant will be made, and (d) eliminated the annual stock award of 1,000 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Based on its review of the copies of such filings during the fiscal year ended January 31, 2001, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2001.

                            EXECUTIVE COMPENSATION

          Report of Compensation Committee on Executive Compensation

  The Company's executive compensation program is determined by the Compensation Committee of the Board of Directors, which is composed of non-employee directors. The Compensation Committee approves the compensation plans for the executive officers of the Company and oversees the general compensation policy of the Company. On February 14, 2000, the Compensation Committee adopted a charter which sets forth in detail the responsibilities of the Committee.

  The goals of the Company's executive compensation program are to attract, motivate and retain talented senior management by providing compensation at competitive levels based on the long-term performance of the Company. The Company's executive compensation program includes base salary, annual cash incentive compensation and long-term equity incentives, which consists primarily of awards of stock options and secondarily of awards of restricted stock under the Company's incentive compensation plans. The Company's philosophy is that short-term cash bonus compensation should be primarily tied to the Company's annual financial performance. The Company's executive compensation program is weighted toward long-term equity incentives for the Company's executive officers, including its Chief Executive Officer.

  Base salaries are based on median salaries for similar positions for comparable companies in the computer software industry, as recommended by an independent compensation consultant. In general, base salaries are designed to be at the comparable-company median, based upon the Compensation Committee's assessment of the relative importance and responsibilities of the position and, in all cases except the Chief Executive Officer's, upon the Chief Executive Officer's recommendation. During fiscal year 2001, there were no increases in the base salaries of the executive officers of the Company. The Compensation Committee has decided that, for fiscal year 2002, no increases in the base salaries of executive officers shall be implemented.

  The Company entered into an employment agreement with its then current Chief Executive Officer, Stephen O. Jaeger, effective April 1, 1999 (see "Employment Agreements" below). In reviewing Mr. Jaeger's base salary for fiscal year 2001, the Compensation Committee reviewed information regarding the salaries of chief executive officers at the comparable companies described above and Mr. Jaeger's expected responsibilities at the Company. After review of those factors, the Compensation Committee set Mr. Jaeger's base salary at $260,000 per year. Mr. Jaeger's employment was terminated in April 2000. Under the terms of Mr. Jaeger's employment agreement, he was entitled to a bonus of not less than $100,000 upon termination of his employment. Mr. Jaeger decided to forfeit his right to that bonus. Pursuant to agreements entered into in February 2000 and April 2000, Mr. Jaeger was paid a transaction bonus of $150,000 in connection with the sale of the Company's Information Exchange Division and his salary was reduced to $120,000 (see "Employment Agreements" below). Mr. Jaeger currently serves as Chairman of the Board of Directors of the Company.

  Effective April 11, 2000, James Ringrose was appointed Chief Executive Officer. The Compensation Committee reviewed information regarding the salaries of chief executive officers at comparable companies and Mr. Ringrose's expected responsibilities at the Company. After review of those factors, the Compensation Committee set Mr. Ringrose's base salary at $220,000 per year.

  During fiscal year 2001, the Compensation Committee awarded options to purchase an aggregate of 90,000 shares of Common Stock to the executive officers of the Company. Mr. Ringrose was not awarded options in fiscal year 2001. Separately, Mr. Jaeger was awarded options to purchase 10,000 shares of Common Stock pursuant to the terms of his amended employment agreement.

  The Compensation Committee awarded an aggregate of 152,300 shares of restricted stock to the Company's executive officers during fiscal year 2001, including 51,200 shares of restricted stock to Mr. Ringrose. Mr. Jaeger was not awarded restricted stock during fiscal year 2001.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to publicly held companies for compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Compensation based on performance is not subject to this deduction limit, if certain requirements are met. Based on the compensation awarded to Mr. Ringrose and the other executive officers of the Company, it does not appear that the
Section 162(m) limitation will have an impact on the Company in the near term. While the Compensation Committee does not currently intend to qualify its annual cash incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                          Joanna T. Lau, Chairman
                                          Edward Terino, Member

Stock Performance Graph

  The line graph below compares the percentage change in cumulative total stockholder return on the Company's Common Stock with the total cumulative return of the Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer & Data Processing Services Stock Index for the period from December 31, 1995 to January 31, 2001. The line graph assumes that the value of any investment in shares of Common Stock, the Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer & Data Processing Services Stock Index was $100 on December 31, 1995 and that all dividends were reinvested.





                                    [GRAPH]

                        12/31/95  12/31/96  12/31/97  12/31/98  1/31/99  1/31/00  1/31/01
EBT International         100.00    93.53     27.21     58.82     58.82    90.29     6.47
Nasdaq Computer & Data    100.00   123.39    151.66    270.55    327.10   525.32   317.11
Nasdaq Stock Market       100.00   123.03    150.68    212.46    243.30   380.27   266.32

Summary Compensation Table

  The following table sets forth information with respect to the compensation, for the last three fiscal years, of (i) each individual who served as Chief Executive Officer of the Company during the fiscal year ended January 31, 2001, (ii) each of the three most highly compensated executive officers of the Company (other than the Chief Executive Officer) who were serving as executive officers on January 31, 2001, and (iii) one former executive officer, employed by the Company during the last fiscal year, but who was not serving as an executive officer on January 31, 2001 (collectively, the "Named Executive Officers").

                                        Annual           Long Term Compensation
                                     Compensation                Awards
                                  -------------------- --------------------------
                                                                       Securities  All other
    Name and Principal     Fiscal                        Restricted    Underlying Compensation
 Position in Fiscal 2001    Year  Salary($)   Bonus($) Stock Awards($) Options(#)    ($)(1)
 -----------------------   ------ ---------   -------- --------------- ---------- ------------
 Stephen O. Jaeger,......   2001   140,000    150,000          --        10,000        --
  Chief Executive
   Officer(2)               2000   217,000(3)     --           --       100,000        --
                            1998       --         --           --         5,000        --

 James Ringrose,.........   2001   212,154        --       215,388(5)       --         --
  President and Chief
   Executive                2000   172,557     75,000          --        80,000        --
  Officer(4)                1998   108,365        --           --        20,000        --

 Jonathan P. Levitt,.....   2001   150,000        --       114,614(7)    25,000      6,308
  Vice President, General
   Counsel                  2000   133,346     45,875          --        50,000      6,335
  and Secretary(6)          1998    98,615      9,200          --         5,000      2,880

 Christopher M. Burns,...   2001   128,491      6,019       99,750(9)    15,000      5,486
  Vice President, Chief
   Financial                2000    90,075     21,012          --        35,000      5,168
  Officer, Treasurer and
   Secretary(8)             1998    71,211     20,901          --         2,000      5,042

 William L. Bodem,.......   2001   145,739     20,000       99,750(11)      --       3,794
  Vice President,
   Worldwide                2000   140,000     76,559          --        50,000      2,020
  Services(10)              1998    72,692     14,000          --        10,000        --

 William C. Stone,.......   2001    89,846     18,000      133,500(12)   50,000        --
  Vice President,
   Corporate                2000       --         --           --           --         --
  Development               1998       --         --           --           --         --

--------
(1) Represents matching contributions by the Company to the Company's 401(k)
    Plan.

(2) Mr. Jaeger's employment as Chief Executive Officer was terminated in April 2000.

(3) Includes $8,000 received by Mr. Jaeger for Board service during 1999 prior to being appointed Chief Executive Officer in April 1999.

(4) Mr. Ringrose was appointed President and Chief Executive Officer of the Company as of April 11, 2000.

(5) Represents the market value on the date of grant. The market value at the end of the 2001 fiscal year of Mr. Ringrose's restricted stock awards was $140,288 using the January 31, 2001 last reported sale price of the Company's Common Stock on that day of $2.75. Mr. Ringrose's restricted stock vests as follows: 1,200 shares vested on February 15, 2001, 20,000 shares vested on April 14, 2001, and 30,000 shares vest on April 14, 2002. If dividends are paid on the Common Stock, Mr. Ringrose will receive dividends on his restricted stock.

(6) Mr. Levitt resigned as Vice President, General Counsel and Secretary of the Company as of February 1, 2001.

(7) Represents the market value on the date of grant. The market value at the end of the 2001 fiscal year of Mr. Levitt's restricted stock awards was $71,514 using the January 31, 2001 last reported sale price of the Company's Common Stock on that day of $2.75. Mr. Levitt's restricted stock was forfeited to the Company due to his resignation from the Company prior to the expiration of the restrictions placed on his restricted stock.

(8) Mr. Burns was appointed Secretary of the Company as of February 1, 2001.

(9) Represents the market value on the date of grant. The market value at the end of the 2001 fiscal year of Mr. Burns' restricted stock awards was $68,500 using the January 31, 2001 last reported sale price of the Company's Common Stock on that day of $2.75. Mr. Burns' restricted stock vests as follows: 10,000 shares vested on April 14, 2001 and 15,000 shares vest on April 14, 2002. If dividends are paid on the Common Stock, Mr. Burns will receive dividends on his restricted stock.

(10) Mr. Bodem resigned as Vice President, Worldwide Services of the Company as of December 1, 2000.

(11) Represents the market value on the date of grant. The market value at the end of the 2001 fiscal year of Mr. Bodem's restricted stock awards was $68,500 using the January 31, 2001 last reported sale price of the Company's Common Stock on that day of $2.75. Mr. Bodem's restricted stock was forfeited to the Company due to his resignation from the Company prior to the expiration of the restrictions placed on his restricted stock.

(12) Represents the market value on the date of grant. The market value at the end of the 2001 fiscal year of Mr. Stone's restricted stock awards was $68,500 using the January 31, 2001 last reported sale price of the Company's Common Stock on that day of $2.75. Mr. Stone's restricted stock vests as follows: 10,000 shares vested on July 7, 2001 and 15,000 shares vest on July 7, 2002. If dividends are paid on the Common Stock, Mr. Stone will receive dividends on his restricted stock.

Stock Option Grants

  The following table shows information with respect to stock options granted to the Named Executive Officers during the year ended January 31, 2001. The Company granted no stock appreciation rights ("SARs") during fiscal year 2001.

                       Option Grants in Last Fiscal Year

                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                           Annual Rates of Stock
                                                                           Price Appreciation for
                                              Individual Grants               Option Term (1)
                         Number of  -------------------------------------- ----------------------
                         Securities   % of Total
                         Underlying Options Granted Exercise or
                          Options   to Employees in Base Price  Expiration
Name                      Granted     Fiscal Year    ($/share)     Date      5% ($)     10% ($)
----                     ---------- --------------- ----------- ---------- ---------- -----------
Stephen O. Jaeger.......  10,000(2)       1.0%         $5.97     4/11/10   $   37,545 $    95,146


Jonathan P. Levitt......  25,000(2)       2.6%         $4.00     4/14/10   $   62,889 $   159,374

Christopher M. Burns....  15,000(2)       1.6%         $5.94     9/12/09   $   56,035 $   142,002

William C. Stone........  50,000(2)       5.2%         $5.38      7/7/10   $  169,173 $   428,717

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the dates the respective options were granted to their expiration dates.

(2) Option vests as follows: 33.3% on each of the first, second, and third anniversaries of the date of grant. Mr. Jaeger was granted his option on April 11, 2000; Mr. Levitt was granted his option on April 14, 2000; Mr. Burns was granted his option on September 12, 2000; and Mr. Stone was granted his option on July 7, 2000.

Aggregated Option Exercises and Year-End Option Table

  The following table shows information with respect to options held as of January 31, 2001 by the Named Executive Officers. No options were exercised by any Named Executive Officer during fiscal year 2001 and no SARs were held or exercised during fiscal year 2001.

                                  Number of Securities          Value of Unexercised
                                 Underlying Unexercised             In-the-Money
                                  Options at FY-End (#)        Options at FY-End ($)
                Name           (Exercisable/Unexercisable) (Exercisable/Unexercisable)(1)
                ----           --------------------------- ------------------------------
      Stephen O. Jaeger.......       110,449/44,551                     0/0

      James Ringrose..........        31,668/68,332                     0/0

      Jonathan P. Levitt......        21,042/64,583                     0/0

      Christopher M. Burns....        17,343/47,921                     0/0

      William L. Bodem........             19,167/0                     0/0

      William C. Stone........             0/50,000                     0/0

--------
(1) Value based on the last reported sale price per share ($2.75) of the Common Stock on January 31, 2001, less the exercise price.

Employment Agreements

  Effective April 1, 1999, the Company entered into an Employment Agreement with Stephen O. Jaeger, the Company's Chief Executive Officer at the time. The agreement provided for an annual base salary of $260,000, a target bonus equal to 60% of base salary based upon the Company's achievement of certain financial objectives, and options to purchase 100,000 shares of Common Stock at $6.75 per share vesting in three equal annual installments beginning on the anniversary of the grant date of which 85,185 are non-qualified stock options and 14,815 are incentive stock options. Under the agreement, if Mr. Jaeger's employment as Chief Executive Officer were terminated other than for cause, he was to receive six months of base salary, a bonus equal to the greater of $100,000 or his pro-rated annual target bonus for the applicable fiscal year, and the ability to participate in the Company's benefit plans for twelve months. If Mr. Jaeger's employment were terminated other than for cause, but he remained Chairman of the Board or continued to serve in a similar strategic role, the agreement provided that he would receive an annual base salary of $120,000, annual grants of non-qualified stock options to purchase 10,000 shares of Common Stock at the then-market price and the ability to participate in the Company's benefit plans. Under the agreement, Mr. Jaeger was not entitled to any severance payment should his employment be terminated for cause. On April 11, 2000, Mr. Jaeger's employment as Chief Executive Officer was terminated without cause. Mr. Jaeger decided to forfeit his right to the $100,000 bonus described above.

  Mr. Jaeger's employment agreement was amended effective April 13, 2000 to provide that, notwithstanding his resignation as Chief Executive Officer effective April 2000, Mr. Jaeger's annual base salary would continue to be $260,000 until such time as the Company divested itself of its Information Exchange Division or the Board determined otherwise. If the Information Exchange Division is divested, the amended agreement provides that Mr. Jaeger's annual base salary would be reduced to $120,000. In addition, pursuant to the amended agreement, the third installment of Mr. Jaeger's 1999 option grant (an option to purchase 33,334 shares) was amended so that it shall vest upon the earlier to occur of March 31, 2002, or the date Mr. Jaeger is terminated by the Company as Chairman of the Board; provided his termination is not for cause and the date of termination is between April 1, 2001 and March 30, 2002.

  The Company also entered into an agreement with Mr. Jaeger, effective February 15, 2000, pursuant to which Mr. Jaeger was to be paid a one-time transaction bonus of $150,000 upon consummation of a transaction in which a Change of Control of the Company (as defined in the agreement) occurs, provided that Mr. Jaeger was employed as either the Chairman or Chief Executive Officer at the time of the execution of a definitive agreement which will result in a Change of Control of the Company. The agreement was subsequently amended effective April 13, 2000 to provide for payment of the transaction bonus to Mr. Jaeger upon the earliest of a Change of Control of the Company or the sale by the Company of its Information Exchange Division. On July 10, 2000, the Company completed the sale of the Information Exchange Division and Mr. Jaeger was paid the bonus on August 25, 2000 and his salary was reduced to $120,000 effective July 31, 2000.

Retention Agreements

  The Company has entered into management retention agreements (the "Retention Agreements") with Messrs. Ringrose, Burns, Levitt and Stone. The Retention Agreements expire on December 31, 2001 and will automatically renew for additional one-year terms unless the Company or the executive gives written notice of termination not less than one month prior to the original expiration date or the expiration date of any renewal term. Messrs. Ringrose's, Burns' and Levitt's Retention Agreements provide that if a Change in Control (as defined below) of the Company occurs, and, within 36 months thereafter, the executive's employment is terminated by the Company (other than for cause or by reason of his death or disability) or by the executive for Good Reason (as defined in the Retention Agreement), the executive is entitled to receive (i) a lump-sum payment equal to (a) three times the higher of the executive's annual base salary at the time of the Change in Control or at the time of his termination plus (b) one and one half times the higher of the executive's annual target incentive bonus in the year the Change in Control occurs or in the year of his termination and (ii) continuation of insurance benefits for a period of 24 months following the Change in Control. In addition, any options to purchase shares of Common Stock previously granted to the executive and restricted stock previously awarded to the executive under the 1993 Stock Incentive Plan and the 1996 Stock Incentive Plan would vest immediately.

  Mr. Stone's Retention Agreement provides that if a Change in Control of the Company occurs, and, within 12 months thereafter Mr. Stone's employment is terminated by the Company (other than for cause or by reason of his death or disability) or by Mr. Stone for Good Reason (as defined in his Retention Agreement), Mr. Stone is entitled to receive (i) a lump-sum payment equal to
(a) one times the higher of his annual base salary at the time of the Change in Control or at the time of his termination plus (b) one half times the higher of his annual target incentive bonus in the year the Change in Control occurs or in the year of his termination and (ii) continuation of insurance benefits for a period of 24 months following the Change in Control. In addition, options to purchase shares of Common Stock previously granted to Mr. Stone and restricted stock previously awarded to him under the 1993 Stock Incentive Plan and the 1996 Stock Incentive Plan would vest immediately.

  For purposes of the Retention Agreements, a "Change in Control" means that
(i) a person other than the Company or Houghton Mifflin (unless a change in control of Houghton Mifflin occurs) becomes (other than as the result of the acquisition of securities directly from the Company) the beneficial owner of 33 1/3% or more of the combined voting power of the Company, (ii) over any two-year period the members of the Board of Directors at the beginning of such period, and any director nominated or approved by at least two-thirds of such members, cease to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation, other than a merger or consolidation (a) in which the voting securities of the Company prior to the transaction represent more than 50% of the voting securities of the surviving entity or (b) effected to implement a recapitalization of the Company in which no person (other than a person holding more than 50% of the Company's then outstanding securities immediately prior to such recapitalization) acquires more than 50% of the voting securities of the Company or (iv) the stockholders of the Company approve a plan of liquidation or a sale of substantially all of the Company's assets.

  To the extent that payments or other benefits made by the Company to an executive under a Retention Agreement (together with any other payments, benefits or stock awards received by the executive in connection with a Change in Control) would result in triggering the provisions of Sections 280G and 4999 of the Internal Revenue Code, the Retention Agreements provide for the payment of an additional amount so that the executive receives, net of excise taxes, the amount he would have received in the absence of the excise tax required by Section 4999.

Separation/Severance Agreements

  The Company entered into a Separation Agreement and Release dated February 1, 2001 with Jonathan P. Levitt ("Separation Agreement"), who resigned as an officer of the Company effective February 1, 2001. Under the Separation Agreement, the Company agreed to pay Mr. Levitt a lump sum payment of $228,000, less applicable tax withholdings. The Company agreed to continue Mr. Levitt's coverage under its medical, dental and vision care programs until the end of March 2001. In addition, the Company agreed to pay to Mr. Levitt $16,875 as an incentive compensation payment and $10,000 in lieu of retaining a firm to provide executive outplacement assistance.

               ITEM 2. AMENDMENT OF THE 1993 STOCK PURCHASE PLAN

Description of the 1993 Stock Purchase Plan

  In December 1993, the Board of Directors adopted the Company's 1993 Stock Purchase Plan (the "1993 Purchase Plan"), which was, in turn, approved by stockholders on August 4, 1994. Under the 1993 Purchase Plan, the Board of Directors may authorize participation by eligible employees, including officers, numbering approximately 156 individuals, in periodic offerings. Offerings begin on June 1 and December 1 of each year (or the first business day thereafter) and conclude on November 30 and May 31, respectively.

  During each offering, the maximum number of shares which may be purchased by a participating employee will be determined on the first day of the offering period pursuant to a formula under which an amount equal to 15% of the employee's projected base pay for the offering period is divided by 85% of the market value of a share of Common Stock on the first day of the offering period. An employee may elect to purchase shares under the 1993 Purchase Plan either through payroll deduction or through direct payment in cash or by certified check. During each offering period, the price at which the employee may purchase the Common Stock is 85% of the last reported sale price of the Common Stock on the Nasdaq National Market on the date that the offering period commences or the date of purchase, whichever is lower. On December 1, 2000, the last reported sales price of the Common Stock on the Nasdaq National Market was $2.53 per share.

  The 1993 Purchase Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). All employees who are customarily employed by the Company or a subsidiary of the Company designated by the Committee for more than 20 hours per week for at least five months per calendar year and are employed by the Company on the first day of the applicable offering period are eligible to participate in the 1993 Purchase Plan. No employee may purchase shares pursuant to the 1993 Purchase Plan if after such purchase such employee would own 5% or more of the total combined voting power or value of the stock of the Company.

  In the event of a merger, reorganization, consolidation, or liquidation involving the Company, the Committee has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation, or the Committee may shorten the offering period and provide for all sums collected to be applied to purchase stock immediately prior to such merger or other transaction. The Board of Directors has authority to amend the 1993 Purchase Plan in any respect, except that it must have stockholder approval to increase or decrease the number of shares authorized for issuance under the 1993 Purchase Plan or to change the class of employees eligible to participate in it. The Board of Directors also has authority to terminate the 1993 Purchase Plan subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock.

  The price at which shares of Common Stock may be purchased under the 1993 Purchase Plan in respect of the offering period commencing on December 1, 2000, and ending May 31, 2001 will not be greater than $2.19 (85% of last reported sale price of the Common Stock on the Nasdaq National Market on December 1, 2000).

  During the fiscal year ended January 31, 2001, the Named Executive Officers of the Company have purchased an aggregate of 6,319 shares of Common Stock under the 1993 Purchase Plan. No shares were issued to the current executive officers of the Company and a total of 188,210 shares were issued to all of the participants of the 1993 Purchase Plan during the fiscal year ended January 31, 2001. The market value of 1,100,000 shares of Common Stock on April 23, 2001 was $2,013,000. To date, 604,921 shares of Common Stock have been purchased under the 1993 Purchase Plan.

Proposed Amendment to 1993 Purchase Plan

  On April 13, 2001, the Board of Directors voted to amend the 1993 Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock that are authorized for issuance under the 1993 Purchase Plan from 700,000 to 1,100,000 shares.

  The Board of Directors believes that the proposed amendment to the 1993 Purchase Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the proposed amendment to the 1993 Purchase Plan.

       ITEM 3. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE
                      INDEPENDENT AUDITORS OF THE COMPANY

  The Board of Directors has selected the firm of Ernst & Young LLP, independent public accountants, to serve as independent auditors of the Company for the fiscal year ending January 31, 2002. Ernst & Young LLP has served as the Company's independent auditors since the Company's inception. It is expected that a representative of the firm will be present at the Meeting with the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions. Although approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection.

  The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the independent auditors of the Company.

        PROPOSALS OF STOCKHOLDERS FOR CONSIDERATION AT THE 2002 ANNUAL
                            MEETING OF STOCKHOLDERS

  Pursuant to the rules of the Exchange Act, a stockholder owning of record or being the beneficial owner of at least the lesser of one percent or $2,000 in market value of the Common Stock may present a proposal to be voted on at the Company's Annual Meeting of Stockholders in 2002. To be included in the Company's proxy statement and proxy card, the proposal must meet all legal requirements and be received at the Company's executive offices in Providence, Rhode Island no later than January 31, 2002.

  Stockholders wishing to present business for action (other than proposals included in the Board of Directors' proxy statement as set forth in the preceding paragraph) or to nominate candidates for election as directors at a meeting of the Company's stockholders, must do so in accordance with the Company's By-laws. The By-laws provide that, in order to be presented at the 2002 Annual Meeting, a stockholder proposal or nomination may be made only by a stockholder of record who shall have given notice of the proposed business or nomination to the Company not less than 75 days nor more than 120 days prior to the anniversary date of this year's Annual Meeting, or, if the 2002 Annual Meeting is called for a date more than seven days prior to such anniversary date, not later than the 20th day (or, if not a business day, the next succeeding business day) following the first date on which the date of the 2002 Annual Meeting is publicly disclosed, or, if such public disclosure occurs more than 75 days prior to such scheduled date, then the later of the 20th day (or, if not a business day, the next succeeding business day) following the first date of public disclosure or the 75th day prior to such scheduled date (or, if not a business day, the next succeeding business day). The notice must also contain, among other things, background information concerning the stockholder making the proposal or nomination, the stockholder's ownership of the Company's capital stock and, in the case of nominations, background and stock ownership information with respect to each nominee.

                                          By Order of the Board of Directors,


                                          Christopher M. Burns
                                          Secretary
                                          April 30, 2001

  The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated.

                            EBT INTERNATIONAL, INC.

                            AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors. The members of the Audit Committee shall meet all applicable independence and experience requirements. The Board shall appoint the members of the Audit Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request an officer or employee of the Company or Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of the Charter annually and submit to the Board for approval.

2. Review the annual audited financial statements with management and the independent auditor. This review should include, at a minimum, major issues regarding accounting and auditing principles and practices, consistency with prior periods, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgment items made in connection with the preparation of the Company's annual financial statements.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

5. Approve the scope of the independent auditor's review of the Company's quarterly financial statements. Discuss with management and the independent auditor the findings of each review prior to filing the applicable
    Form 10-Q.

6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Review major changes to the Company's accounting principles and practices as suggested by the independent auditor or management.

8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

9.  Approve the fees to be paid to the independent auditor.

10. Be kept abreast of new accounting and reporting standards promulgated by the FASB, SEC and others that affect the Company. Management should make the Committee aware of any changes in accounting principles and procedures the Company intends to implement that are not mandated by these organizations so the Committee can understand their impact on the quality and consistency of earnings.

11. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

12. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

13. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to the letter. Such review should include:

    a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

    b)  Any changes required in the planned scope of the independent audit.

    c) The financial and accounting department's responsibilities, budget and staffing.

16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

17. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
--------------------------------------------------------------------------------
                            eBT International, Inc.
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on the reverse
side of this card.                                                           [_]

CONTROL NUMBER:
RECORD DATE SHARES:

1. To elect the following person as a Class II director           For   Withhold
              (01)  STEPHEN O. JAEGER                             [_]     [_]

                                                                  For   Against   Abstain
2. To approve an amendment to the Company's 1993 Stock            [_]     [_]       [_]
   Purchase Plan to increase the number of shares
   authorized for issuance under the plan to 1,100,000 shares.

3. To ratify the selection of Ernst & Young LLP as the            [_]     [_]       [_]
   Company's independent auditors for the 2002 fiscal year.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT(S) THEREOF.

Please be sure to sign and date this Proxy.      Date
--------------------------------------------------------------------------------

-----------Stockholder sign here-----------------Co-owner sign here-------------

DETACH CARD                                                         DETACH CARD

                            eBT International, Inc.

Dear Stockholder,

Please take note of the impotant information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 31, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

eBT International, Inc.

                            eBT International, Inc.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James Ringrose, Christopher Burns and each of them, as proxies, each with the power of substitution and resubstitution and hereby authorized any of them to represent and to vote as designated below, all the shares of common stock, par value $.01 per share, of eBT International, Inc. (the "Company"), held of record by the undersigned on April 23, 2001 at the Annual Meeting of Stockholders to be held on May 31, 2001 at eBT, 299 Promenade Street, Providence RI at 9:00 a.m. local time, or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR AND FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

--------------------------------------------------------------------------------
    PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

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